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                                                                    Exhibit 23.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Telegen Corporation on the Form S-3 (the "Form") of our report dated March 21, 1997, on our audits of the financial statements of Telegen Corporation as of December 31, 1996 and 1995, and for the years ended December 31 1996, 1995, and 1994, which report is included in the Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts".



COOPERS & LYBRAND, L.L.P.


Sacramento, California
April 11, 1997